Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal High Income Opportunity Fund
333-140017, 811-21449


The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           11,841,233
                    1,214
   Against
                580,560
                       156
   Abstain
                460,841
                         64
   Broker Non-Votes
             3,854,440
                    3,868
      Total
           16,737,074
                    5,302



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           11,792,037
                    1,214
   Against
                615,517
                       156
   Abstain
                475,080
                         64
   Broker Non-Votes
             3,854,440
                    3,868
      Total
           16,737,074
                    5,302



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008990.